Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	590 East Middlefield Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces First Quarter 2014 Results

MOUNTAIN VIEW, Calif. — May 1, 2014— Omnicell, Inc. (NASDAQ: OMCL), a leading provider of medication and supply management solutions to healthcare systems, today announced results for its first quarter ended March 31, 2014.

GAAP results: Revenue for the first quarter of 2014 was $101.8 million, up $14.7 million or 16.8% from the first quarter of 2013, and down $4.0 million or 3.8% from the fourth quarter of 2013.

First quarter 2014 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $6.2 million, or $0.17 per diluted share. This compares to net income of $3.4 million, or $0.10 per diluted share, in the first quarter of 2013 and net income of $6.8 million, or $0.19 per diluted share, in the fourth quarter of 2013.

Non-GAAP results: Non-GAAP net income was $9.6 million for the first quarter of 2014, or $0.26 per diluted share. Non-GAAP net income for the first quarter excludes $2.7 million of stock-based compensation expense and $1.0 million ($0.6 million net of the $0.4 million tax effect) of amortization expense for all intangible assets associated with past acquisitions made by Omnicell. This compares to non-GAAP net income of $7.4 million, or $0.21 per diluted share, for the first quarter of 2013. Non-GAAP net income for the first quarter of 2013 excludes $2.9 million of stock-based compensation expense, $0.7 million ($0.4 million net of $0.3 million tax effect) of reorganization costs related to the continued integration of MTS Medication Technologies, Inc. (“MTS”), and $1.1 million ($0.7 million net of $0.4 million tax effect) of amortization expense for all intangible assets acquired in connection with the acquisition of MTS in May 2012 and earlier acquisitions.

First quarter 2014 results compare to non-GAAP net income of $10.5 million for the fourth quarter of 2013 or $0.29 per diluted share. Non-GAAP net income for the fourth quarter excludes $2.7 million of stock-based compensation expense, $1.0 million ($0.6 million net of the $0.4 million tax effect) of amortization expense for all intangible assets associated with past acquisitions made by Omnicell, and $0.6 million ($0.4 million net of $0.2 million tax effect) of non-recurring charges incurred in connection with the previously announced agreement to acquire Surgichem Limited, a wholly-owned subsidiary of Bupa Care Homes Plc.

“Omnicell’s momentum from our record-setting 2013 has continued through the first quarter of 2014,” said Randall Lipps, President, CEO and Chairman. “Our revenue is ahead of expectations, earnings are ahead of our first quarter guidance, and our business has grown 17% over the first quarter of 2013.”

Reporting Segments

As our business has evolved, it has become more difficult to determine whether a customer is an acute care hospital or a blend of hospitals and non-acute care facilities. Accordingly, we will no longer report the customer-centric Acute Care and Non-Acute Care segments, as such segmentation no longer reflects the way we manage our business. Effective with the first quarter of 2014, we began to manage our business according to two product segments: Automation and Analytics and Medication Adherence. The Automation and Analytics segment is organized around the design, manufacturing, selling and servicing of medication and supply dispensing systems, pharmacy inventory management systems, and related software. The Medication Adherence segment includes primarily the manufacturing and selling of consumable medication blister cards, packaging equipment and ancillary products and services. The change in the reportable segment structure discussed above affects only the manner in which we previously reported the results of our reportable segments. This does not restate any of the consolidated financial statements we previously filed with the Securities and Exchange Commission for any completed period nor does it reflect any subsequent information or events, other than the change in segments described above.

The historical recasting of certain financial results reflecting this change are included below in 'Segmented Information - As Recast.' We have also provided the same Segmented Information for our current quarter.

Omnicell Conference Call Information

Omnicell will hold a conference call today, Thursday, May 1, 2014 at 1:30 p.m. PT to discuss first quarter financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 31573767. Internet users can access the conference call at http://ir.omnicell.com/events.cfm. A replay of the call will be available today at approximately 4:30 p.m. PT and will be available until 11:00 p.m. PT on June 1, 2014. The replay access numbers are 1-855-859-2056 within the U.S. and 1-404-537-3406 for all other locations, Conference ID # is 31573767.

About Omnicell

For over 20 years, the mission of Omnicell (NASDAQ: OMCL) has been creating new efficiencies to help improve patient care, anywhere it is delivered. Omnicell is a leading supplier of comprehensive automation and business analytics software solutions for patient-centric medication and supply management across the entire healthcare continuum, from the acute care hospital setting to post-acute skilled nursing and long-term care facilities to the home.

More than 2,800 Automation and Analytics customers worldwide have utilized Omnicell’s medication automation, supply chain and analytics solutions to enable them to increase operational efficiency, reduce errors, deliver actionable intelligence and improve patient safety. Omnicell Medication Adherence solutions, including its MTS Medication Technologies brand, provide innovative medication adherence packaging solutions that can help reduce costly hospital readmissions and enable approximately 6,000 institutional and retail pharmacies worldwide to maintain high accuracy and quality standards in medication dispensing and administration while optimizing productivity and controlling costs.

For more information about Omnicell, please visit www.omnicell.com

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. Such statements include, but are not limited to Omnicell’s expectations of revenue and earnings growth and the success of Omnicell’s strategy. Risks that contribute to the uncertain nature of the forward-looking statements include our ability to take advantage of the growth opportunities in medication management across the spectrum of healthcare settings from long term care to home care, unfavorable general economic and market conditions, risks to growth and acceptance of our products and services, including competitive conversions, and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, and the ability of the company to improve sales productivity to grow product bookings, and to develop new products and integrate acquired companies. These and other risks and uncertainties are described more fully in Omnicell’s most recent filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained in this press release speak only as of the date on which they were made. Omnicell undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP. We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a)  Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation” as non-GAAP adjustments in each period.

b) Reorganization costs. During the three months ended March 31, 2013, we recorded $0.7 million ($0.4 million net of $0.3 million tax effect) of reorganization costs related to our Medication Adherence segment. This charge is not expected to be recurring and, as such, the financial impact is excluded from our non-GAAP results.

c) Acquisition-related transaction expenses. In connection with the previously announced agreement to acquire Surgichem Limited, we recorded $0.6 million ($0.4 million net of $0.2 million tax effect) of pre-acquisition costs in the fourth quarter of 2013. These charges are not expected to be recurring and, as such, the financial impact of these costs is excluded from our non-GAAP results.

d) Intangible assets amortization from business acquisitions. We excluded from our non-GAAP results the intangible assets amortization expense resulting from the MTS acquisition as well as earlier Omnicell acquisitions. This impacts the first quarter of fiscal 2014 non-GAAP results, the fourth quarter of 2013 non-GAAP results, and the first quarter of 2013 non-GAAP results by $1.1 million ($0.7 million net of $0.4 million tax effect). These non-cash charges are not considered by management to reflect the core cash-generating performance of the business and therefore are excluded from our non-GAAP results.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense, as well as excluding certain non-GAAP adjustments.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Revenues:
Product	$82,580	$86,864	$69,236
Services and other revenues	19,184	18,886	17,874
Total revenue	101,764	105,750	87,110

Cost of revenues:
Cost of product revenues	38,900	41,187	33,547
Cost of services and other revenues	8,369	7,939	8,196
Total cost of revenues	47,269	49,126	41,743
Gross profit	54,495	56,624	45,367
Operating expenses:
Research and development	6,121	7,440	7,954
Selling, general and administrative	38,420	38,129	33,244
Total operating expenses	44,541	45,569	41,198
Income from operations	9,954	11,055	4,169
Interest and other income (expense), net	(256)	(136)	(223)
Income before provision for income taxes	9,698	10,919	3,946
Provision for income taxes	3,504	4,096	561
Net income	$6,194	$6,823	$3,385

Net income per share:
Basic	$0.18	$0.19	$0.10
Diluted	$0.17	$0.19	$0.10

Weighted average shares outstanding:
Basic	35,225	35,495	33,900
Diluted	36,305	36,610	34,820

Omnicell, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	March 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$107,558	$104,531
Accounts receivable, net	75,496	58,597
Inventories	30,975	31,457
Prepaid expenses	16,378	18,883
Deferred tax assets	12,636	12,635
Other current assets	7,799	7,675
Total current assets	250,842	233,778
Property and equipment, net	35,178	35,254
Non-current net investment in sales-type leases	11,644	11,485
Goodwill	111,343	111,343
Intangible assets, net	80,573	81,602
Non-current deferred tax assets	1,164	1,102
Other assets	19,661	17,937
Total assets	$510,405	$492,501

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	20,154	16,471
Accrued compensation	12,018	19,604
Accrued liabilities	13,494	13,746
Deferred service revenue	21,328	22,626
Deferred gross profit	25,106	19,957
Total current liabilities	92,100	92,404

Non-current deferred service revenue	19,773	17,763
Non-current deferred tax liabilities	27,926	28,162
Other long-term liabilities	5,430	5,175
Total liabilities	145,229	143,504

Stockholders’ equity:
Total stockholders’ equity	365,176	348,997

Total liabilities and stockholders’ equity	$510,405	$492,501

Omnicell, Inc.
Reconciliation of GAAP to Non-GAAP
(Unaudited, in thousands, except per share data)

	Three Months Ended
	March 31, 2014		December 31, 2013		March 31, 2013
	Net Income	Net Income per Share-Diluted	Net Income	Net Income per Share-Diluted	Net Income	Net Income per Share-Diluted
GAAP	$6,194	$0.17	$6,823	$0.19	$3,385	$0.10
Non-GAAP adjustments:
Pre-acquisition, transaction and integration costs for acquisitions	—		605		—
Reorganization costs (a)	—		—		732
Amortization of intangible assets acquired by acquisition	1,048		1,049		1,060
Subtotal pretax adjustments	1,048		1,654		1,792
Income tax effect of non-GAAP adjustments (b)	(379)		(662)		(716)
Subtotal after-tax adjustments	669		992		1,076
ASC 718 share-based compensation adjustment(c):
Gross profit	268		287		305
Operating expenses	2,461		2,442		2,621
Total	3,398	0.09	3,721	0.10	4,002	0.11

Non-GAAP	$9,592	$0.26	$10,544	$0.29	7,387	$0.21

(a) This adjustment is for reorganization costs related to our Medication Adherence segment for the three months ended March 31, 2013.

(b) Tax effect amounts are calculated using the effective tax rates for the respective periods presented.

(c) This adjustment reflects the accounting impact of non-cash stock-based compensation expense for the periods shown.

Omnicell, Inc.
Calculation of Adjusted EBITDA (1)
(Unaudited, in thousands)

	Three Months Ended
	March 31, 2014	December 31, 2013	March 31, 2013

GAAP net income	$6,194	$6,823	$3,385
Add back:
ASC 718 stock compensation expense	2,729	2,729	2,926
Reorganization costs	—	—	732
Transaction and integration costs for acquisitions, pre-tax	—	605	—
Interest (expense) and income, net	(2)	7	106
Depreciation and amortization expense	4,612	4,633	4,471
Income tax expense	3,504	4,096	561
Non-GAAP adjusted EBITDA (1)	$17,037	$18,893	$12,181

(1)
Defined as earnings before non-cash stock compensation expense per ASC 718, other non-GAAP adjustments, interest expense and income, net, depreciation and amortization, and taxes. Non-GAAP adjustments for the quarter ended December 31, 2013 exclude transaction and integration costs for MTS, acquired in May 2012.

Omnicell, Inc.
Segmented Information - As Recast
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2013
	Automation and Analytics	Medication Adherence	Total
Net revenues from external customers	$68,713	$18,397	$87,110
Cost of revenues	30,289	11,454	41,743
Gross profit	$38,424	$6,943	$45,367
Gross margin %	55.9%	37.7%	52.1%

Operating expenses	32,564	8,635	41,199
Income from operations	$5,860	$(1,692)	$4,168
Operating margin %	8.5%	(9.2)%	4.8%

Interest and other income (expense), net			(223)
Income before provision for income taxes			3,945
Provision for income taxes			561
Net income			$3,384

Omnicell, Inc.
Segmented Information - As Recast
(Unaudited, in thousands, except for percentages)

	Three Months Ended June 30, 2013
	Automation and Analytics	Medication Adherence	Total
Net revenues from external customers	$73,866	$19,820	$93,686
Cost of revenues	31,936	12,382	44,318
Gross profit	$41,930	$7,438	$49,368
Gross margin %	56.8%	37.5%	52.7%

Operating expenses	33,808	6,201	40,009
Income from operations	$8,122	$1,237	$9,359
Operating margin %	11.0%	6.2%	10.0%

Interest and other income (expense), net			63
Income before provision for income taxes			9,422
Provision for income taxes			3,406
Net income			$6,016

Omnicell, Inc.
Segmented Information - As Recast
(Unaudited, in thousands, except for percentages)

	Three Months Ended September 30, 2013
	Automation and Analytics	Medication Adherence	Total
Net revenues from external customers	$75,110	$18,929	$94,039
Cost of revenues	30,240	11,759	41,999
Gross profit	$44,870	$7,170	$52,040
Gross margin %	59.7%	37.9%	55.3%

Operating expenses	35,052	6,271	41,323
Income from operations	$9,818	$899	$10,717
Operating margin %	13.1%	4.7%	11.4%

Interest and other income (expense), net			25
Income before provision for income taxes			10,742
Provision for income taxes			2,987
Net income			$7,755

Omnicell, Inc.
Segmented Information - As Recast
(Unaudited, in thousands, except for percentages)

	Three Months Ended December 31, 2013
	Automation and Analytics	Medication Adherence	Total
Net revenues from external customers	$85,228	$20,522	$105,750
Cost of revenues	36,862	12,264	49,126
Gross profit	$48,366	$8,258	$56,624
Gross margin %	56.7%	40.2%	53.5%

Operating expenses	38,122	7,447	45,569
Income from operations	$10,244	$811	$11,055
Operating margin %	12.0%	4.0%	10.5%

Interest and other income (expense), net			(136)
Income before provision for income taxes			10,919
Provision for income taxes			4,096
Net income			$6,823

Omnicell, Inc.
Segmented Information - As Recast
(Unaudited, in thousands, except for percentages)

	Twelve Months Ended December 31, 2013
	Automation and Analytics	Medication Adherence	Total
Net revenues from external customers	$302,917	$77,668	$380,585
Cost of revenues	129,327	47,859	177,186
Gross profit	$173,590	$29,809	$203,399
Gross margin %	57.3%	38.4%	53.4%

Operating expenses	139,546	28,554	168,100
Income from operations	$34,044	$1,255	$35,299
Operating margin %	11.2%	1.6%	9.3%

Interest and other income (expense), net			(270)
Income before provision for income taxes			35,029
Provision for income taxes			11,050
Net income			$23,979

Omnicell, Inc.
Segmented Information
(Unaudited, in thousands, except for percentages)

	Three Months Ended March 31, 2014
	Automation and Analytics	Medication Adherence	Total
Net revenues from external customers	$81,499	$20,265	$101,764
Cost of revenues	34,940	12,329	47,269
Gross profit	$46,559	$7,936	$54,495
Gross margin %	57.1%	39.2%	53.6%

Operating expenses	37,402	7,139	44,541
Income from operations	$9,157	$797	$9,954
Operating margin %	11.2%	3.9%	9.8%

Interest and other income (expense), net			(256)
Income before provision for income taxes			9,698
Provision for income taxes			3,504
Net income			$6,194